UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 28, 2026
Cycurion, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41214	86-3720717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1640 Boro Place, Suite 420C McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)
Registrant’s telephone number, including area code: (888) 341-6680
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CYCU	The NASDAQ Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $345.00 per share	CYCUW	The NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.
Departure of Chief Financial Officer
On May 28, 2026, Cycurion, Inc. (the “Company”) announced that Alvin McCoy III, the Company’s Chief Financial Officer, will step down from his position effective May 31, 2026. Following his departure as Chief Financial Officer, Mr. McCoy will transition into a strategic advisory role focused on supporting the Company’s growth initiatives, including strategic expansion and mergers and acquisitions activities. The Company thanks Mr. McCoy for his service and valuable contributions to the Company.
Appointment of Chief Financial Officer
On May 28, 2026, the Company also announced the appointment of Ana Garcia as its new Chief Financial Officer, effective June 1, 2026.
Ms. Garcia, age 58, brings more than 20 years of senior finance leadership experience across public and private technology companies, including businesses in financial services, tech-enabled services and subscription software. Most recently, she served as Vice President of Finance and Interim Chief Financial Officer at KLDiscovery, a global provider of electronic discovery, information governance, and data recovery services. Earlier in her career, she held senior finance positions at Edelman Financial Services (now Edelman Financial Engines), MicroStrategy (now Strategy Inc.), Spacenet, Inc. (now SageNet), and Savvis (now Lumen Technologies), where she built high-performing financial planning and analysis teams, led board-level reporting, and supported M&A execution and post-merger integration.
In connection with her appointment, the Company entered into an offer letter with Ms. Garcia dated May 21, 2026 (the “Offer Letter”). Pursuant to the Offer Letter, Ms. Garcia will receive an annual base salary of $300,000. Ms. Garcia will be eligible for an annual bonus of up to 50% of her base salary, based on individual and Company performance metrics established by the Chief Executive Officer. Any bonus for 2026 will be pro rated based on her start date and, if earned, paid following completion of the Company’s audited financial statements for the year.
She will also be eligible to receive a one-time restricted stock unit award with a target value of $300,000, subject to board approval and vesting over three years, and to participate in the Company’s annual executive equity program.
If Ms. Garcia’s employment is terminated by the Company without “Cause,” she will be entitled to six months of base salary, a pro rata portion of any earned bonus, and Company-paid COBRA premiums for up to six months, subject to a release of claims. She will also be eligible to participate in the Company’s benefit plans, and her employment will be at-will.
There are no arrangements or understandings between Ms. Garcia and any other person pursuant to which she was appointed as Chief Financial Officer, and there are no family relationships between Ms. Garcia and any director or executive officer of the Company.
The foregoing summary of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8‑K and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On May 28, 2026, the Company issued a press release announcing the Chief Financial Officer transition described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8‑K.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits
(d)Exhibits:

Exhibit No.	Description
10.1	Offer Letter, dated May 21, 2026, by and between the Company and Ana Garcia
99.1	Press Release dated May 28, 2026
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCURION, INC.

Date:	June 2, 2026	By:	/s/ L. Kevin Kelly
		Name:	L. Kevin Kelly
		Title:	Chief Executive Officer
4